SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
Whereas, Amtech Systems, Inc. ("Company) and Fokko Pentinga ("Executive") entered into an Employment Agreement (the "Agreement") dated June 29, 2012; and
Whereas, the Company and Executive entered into an Amendment to Employment Agreement dated July 1, 2012; and
Whereas, Company and Executive now desire to further modify the Agreement pursuant to Paragraph 20 thereof, and to enter into this Second Amendment to Employment Agreement ("Second Amendment");
The parties hereto therefore agree to the following modification to the Agreement, to be effective as of the date set forth below; with all unmodified portions of the Agreement to remain in full force and effect as written:
1.Section 2 of the Agreement is hereby amended to reduce the annual base compensation from US$314,500, or €241,664, per annum to US$251,600, or €193,241.

2.Section 19(b)(i) of the Agreement is hereby amended to add the following parenthetical clause after the words “Termination Date” in the second line of that subsection: “(which for purposes of this Section 19(b)(i) only shall be not less than $370,000, or €284,310, per annum)”.
3.
IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the 28th day of June, 2013.
AMTECH SYSTEMS, INC.
By: /s/ Bradley C. Anderson
Bradley C. Anderson,

Its: Executive Vice President and Chief Financial Officer
By: /s/ Fokko Pentinga
Fokko Pentinga, Executive